Exhibit 99.8

PRUDENTIAL FINANCIAL, INC.

Schedule V

Valuation and Qualifying Accounts

For the Years Ended December 31, 2005, 2004 and 2003 (in millions)

Description	Balance at Beginning of Period	Additions			Deductions		Affect of Foreign Exchange Rates	Balance at End of Period
		Charged to Costs and Expenses	Other
2005
Allowance for losses on commercial loans	$600	$—	$—		$303	(a)	$(49)	$248
Valuation allowance on deferred tax asset	677	167	—		151	(b)	(17)	676

	$1,277	$167	$—		$454		$(66)	$924

2004
Allowance for losses on commercial loans	$597	$—	$—		$19	(c)	$22	$600
Valuation allowance on deferred tax asset	230	15	435	(d)	35	(b)	32	677

	$827	$15	$435		$54		$54	$1,277

2003
Allowance for losses on commercial loans	$642	$—	$—		$81	(e)	$36	$597
Valuation allowance on deferred tax asset	248	38	—		56	(b)	—	230

	$890	$38	$—		$137		$36	$827

(a)	Represents $273 million of release of allowance for losses and $30 million of charge-offs, net of recoveries.
(b)	Represents, primarily, utilization and expiration of net operating losses.
(c)	Represents $12 million of release of allowance for losses and $7 million of charge-offs, net of recoveries.
(d)	Includes the establishment of a $443 million valuation allowance related to Hyundai, recorded at the date of acquisition.
(e)	Represents $31 million of release of allowance for losses and $50 million of charge-offs, net of recoveries.

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